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                                                                   EXHIBIT 24(a)

                                POWER OF ATTORNEY

                        Directors and Certain Officers of
                                    TRW Inc.


THE UNDERSIGNED Directors and Officers of TRW Inc. hereby appoint D. B. Goldston, W. B. Lawrence, D. F. Menz, K. A. Weigand and J. L. Manning, Jr., and each of them, as attorneys for the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned in the capacity specified, to prepare or cause to be prepared, to execute and to file with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Act"), an annual report on Form 10-K for the year ended December 31, 1997 relating to TRW Inc., such other periodic reports as may be required pursuant to the Act, amendments and exhibits to any of the foregoing and any and all other documents to be filed with the Securities and Exchange Commission or elsewhere pertaining to such reports, with full power and authority to take such other action which in the judgment of such person may be necessary or appropriate to effect the filing of such documents.

EXECUTED the dates set forth below.




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
   /s/ J. T. Gorman                       /s/ P. S. Hellman                         /s/ C. G. Miller
--------------------------------------  ----------------------------------------  -----------------------------
J. T. Gorman,                           P. S. Hellman,                            C. G. Miller,
Chairman of the Board,                  President,                                Executive Vice President
Chief Executive Officer                 Chief Operating Officer                   and Chief Financial Officer
and Director                            and Director                              February 11, 1998
February 11, 1998                       February 11, 1998


   /s/ Thomas A. Connell                  /s/ Michael H. Armacost                   /s/ M. Feldstein
--------------------------------------  ----------------------------------------  -----------------------------
T. A. Connell, Vice President           M. H. Armacost, Director                  M. Feldstein, Director
and Controller                          February 11, 1998                         February 11, 1998
February 11, 1998


   /s/ Robert M. Gates                    /s/ C. H. Hahn                            /s/ George H. Heilmeier
--------------------------------------  ----------------------------------------  -----------------------------
R. M. Gates, Director                   C. H. Hahn, Director                      G. H. Heilmeier, Director
February 11, 1998                       February 11, 1998                         February 11, 1998


   /s/ Karen N. Horn                      /s/ E. B. Jones                           /s/ W. S. Kiser
--------------------------------------  ----------------------------------------  -----------------------------
K. N. Horn, Director                    E. B. Jones, Director                     W. S. Kiser, Director
February 11, 1998                       February 11, 1998                         February 11, 1998


   /s/ D. B. Lewis                        /s/ James T. Lynn                         /s/ Lynn Martin
--------------------------------------  ----------------------------------------  -----------------------------
D. B. Lewis, Director                   J. T. Lynn, Director                      L. M. Martin, Director
February 11, 1998                       February 11, 1998                         February 11, 1998


   /s/ J. D. Ong                          /s/ Richard W. Pogue
--------------------------------------  ----------------------------------------
J. D. Ong, Director                     R. W. Pogue, Director
February 11, 1998                       February 11, 1998
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